UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 19, 2007

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

As previously disclosed in our Current Report on Form 8-K filed on December 4, 2006, which is incorporated herein by reference, we previously entered into a Securities Purchase Agreement with Gemini Master Fund, Ltd. pursuant to which we sold 2,000,000 shares of our common stock at a purchase price of $0.45 per share. Pursuant to the Securities Purchase Agreement, we also issued to Gemini a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.60 per share and with a term of five years and a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.50 per share with a term of six months which is 45 days after the effective registration statement. Concurrently, we also entered into a Registration Rights Agreement with Gemini pursuant to which we agreed to file a registration statement to cover the resale of the shares of common stock and the shares underlying the warrants within 30 days of the agreement and to cause such registration statement to be declared effective by the SEC within 120 days of the agreement.

Effective as of April 19, 2007, we entered into an Exchange, Purchase and Amendment Agreement with Gemini Master Fund (the “Exchange Agreement”). The Exchange Agreement amends the filing date of the registration statement under the Registration Rights Agreement to be the 30th calendar day after the date of the Exchange Agreement and the effectiveness date to be the 120th calendar day following the date of the Exchange Agreement. The Exchange Agreement also provides a waiver by Gemini of any liquidated damages due under the Registration Rights Agreement prior to the execution of the Exchange Agreement while all registration rights related to the Exchange Agreement remain in place. The Exchange Agreement provides for the sale and issuance by us of a Convertible Note at 0% interest in the principal amount of $1,150,000 to Gemini Master Fund in consideration for the waiver of the liquidated damages and the surrender to us of all the shares issued to Gemini pursuant to the Securities Purchase Agreement. The principal amount of the Convertible Note issued to Gemini Master Fund also covers an additional $250,000 of cash consideration from Gemini Master Fund. Our obligations under the Registration Rights Agreement now cover the shares underlying the Convertible Note and the shares underlying the warrants, but no longer include the surrendered shares. As a result of the Exchange Agreement, Gemini Master Fund retains all previously issued warrants.

The Convertible Note has a maturity date of May 1, 2008. The holder has the right to convert all or any part of the outstanding and unpaid principal amount of the note into shares of our common stock at a conversion price of $0.37 per share, subject to antidilution adjustment if we issue securities for a consideration per share less than the conversion price on the date of such issuance or sale. In the event of a default or a change in control, the holder has the right to have all or any portion of the unpaid principal amount, plus any accrued and unpaid interest, redeemed by us at a redemption price equal to 120% of the unpaid principal amount of the note being redeemed plus all accrued and unpaid interest (the “Redemption Price”). Upon satisfaction of certain equity conditions, we have the right to redeem all but not less than all of the unpaid principal amount of the note at the Redemption Price.

The Exchange Agreement and the Convertible Note are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 regarding the issuance of the Convertible Notes is incorporated herein by reference. The issuance of the Convertible Note is exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01.   Financial Statements and Exhibits.

    (d)    Exhibits

    10.1          Exchange, Purchase and Amendment Agreement dated as of April 19, 2007 by and between Surge Global Energy and Gemini Master Fund, Ltd.

    10.2          Convertible Note Due May 1, 2008 Issued to Gemini Master Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: April 25, 2007	By:	/s/ William Greene
William Greene
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange, Purchase and Amendment Agreement dated as of April 19, 2007 by and between Surge Global Energy and Gemini Master Fund, Ltd.

10.2	Convertible Note Due May 1, 2008 Issued to Gemini Master Fund, Ltd.

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